EXIBITI 4.11

SIGMA OPPORTUNITY FUND, LLC	SIGMA BERLINER LLC
800 Third Avenue	800 Third Avenue
Suite 1701	Suite 1701
New York, New York 10022	New York, New York 10022
May 14, 2007
Berliner Communications, Inc. (the “Company”)
20 Bushes Lane
Elmwood Park, NJ 07407

In Re:	7% Senior Subordinated Secured Convertible Notes Due 2008 issued to Sigma Opportunity Fund, LLC (“Sigma”) in the original principal amount of $3,000,000 (the “Sigma Note”); Sigma Berliner LLC (“SBLLC”) in the original principal amount of $1,500,000 (the “SBLLC Note”); Pacific Asset Partners (“Pacific”) in the original principal amount of $1,000,000; and to Operis Partners I LLC (“Operis”) in the original principal amount of $500,000 (collectively the notes issued to Pacific and Operis shall be referred to as the “Other Notes” and the Sigma Note, the SBLLC Note and the Other Notes shall be, collectively, the “Notes”).
Gentlemen:
Sigma and SBLLC, as holders representing of a majority in interest of the aggregate principal amount of all of the Company’s 7% Senior Subordinated Secured Convertible Notes, exercising their authority under Section 7.3 of the Sigma Note, the Sigma Berliner Note and each of the Other Notes, hereby waive any adjustment to the Conversion Price of the Notes pursuant to the proviso of the definition of Conversion Price contained in the Notes and Exhibit E thereto. For greater clarity, this waiver is intended to mean that if the Company does not attain the revenue or EBITDA projections for the fiscal year ended June 30, 2007 set forth in Exhibit E to the Notes, this will not impact the Conversion Price of the Notes.

Very truly yours,

SIGMA OPPORTUNITY FUND, LLC
		By:	Sigma Capital Advisors, LLC

AGREED AND ACCEPTED:		By:	/s/ Thom Waye

		Name:	Thom Waye
		Title:	Manager

BERLINER COMMUNICATIONS, INC.		SIGMA BERLINER LLC

		By:	Sigma Capital Advisors, LLC
By:	/s/ Rich Berliner	By:	/s/ Thom Waye

	Rich Berliner, President	Name:	Thom Waye
		Title:	Manager

BCI COMMUNICATIONS, INC.

By:	/s/ Rich Berliner

Rich Berliner, President